As filed with the Securities and Exchange Commission on July 25, 2001

Registration No. 333-________

FORM S-8

SECURITIES AND EXCHANGE COMMISSION

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OM GROUP, INC.
(Exact name of issuer as specified in its charter)

Delaware	52-1736882
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3500 Terminal Tower
50 Public Square
Cleveland, Ohio	44113-2204
(Address of Principal Executive Offices)	(Zip Code)

OM Group, Inc.
1998 Long-Term Incentive Compensation Plan
(Full title of the plan)

Michael J. Scott
Secretary
3500 Terminal Tower
50 Public Square
Cleveland, Ohio 44113-2204
(Name and address of agent for service)

(216) 781-0083
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Maximum Aggregate Offering Price(1)	Amount of Registration Fee (2)
Common Stock $.01 par value	2,000,000	$ 56.53	$ 113,060,000	$ 28,265

(1)	Based on the average of high and low prices of securities of the same class on the New York Stock Exchange on July 24, 2001.

(2)	Computed in accordance with Rule 457(h) under the Securities Act of 1933.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

STATEMENT OF THE REGISTRANT

            The contents of the Registration Statement on Form S-8 (Commission file no. 333-47230) previously filed by the Registrant in respect of its 1998 Long-term Incentive Compensation Plan (the "Plan") are incorporated herein by reference.

            This Registration Statement is being filed for the purpose of registering an additional 2,000,000 shares of the Registrant's Common Stock reserved under the Plan, thereby increasing the number of shares of Common Stock registered from 2,000,000 to 4,000,000.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 25th day of July, 2001.

OM GROUP, INC.
By:	/s/ James P. Mooney
James P. Mooney
Chairman and Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ James P. Mooney James P. Mooney	Chairman of the Board Chief Executive Officer and Director	July 25, 2001

/s/ Edward W. Kissel * Edward W. Kissel	Director

/s/ Markku Toivanen * Markku Toivanen	Director

/s/ Lee R. Brodeur * Lee R. Brodeur	Director

/s/ Thomas R. Miklich* Thomas R. Miklich	Director

/s/ John E. Mooney* John E. Mooney	Director

/s/ Frank E. Butler* Frank E. Butler	Director

/s/ James M. Materna James M. Materna	Chief Financial Officer (Principal Financial and Accounting Officer)	July 25, 2001

/s/ James M. Materna James M. Materna	Attorney-in-Fact	July 25, 2001

            *James M. Materna, by signing his name hereto, signs this document on behalf of each of the above-indicated directors and officers pursuant to a power of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4	OM Group, Inc. 1998 Long-term Incentive Compensation Plan (incorporated by reference to Exhibit 10.31 to the Company's Form 10-K for fiscal year ended December 31, 1998).

5	Opinion of Squire, Sanders & Dempsey L.L.P. as to the shares of Common Stock being registered.

15	Letter from Ernst & Young LLP regarding unaudited interim financial information.

23(a)	Consent of Ernst & Young LLP.

23(b)	Consent of Squire, Sanders & Dempsey L.L.P. (contained in opinion filed as Exhibit 5).

24	Powers of Attorney